Exhibit 10.14

CONSENT AGREEMENT

(1255 23rd Street)

CONSENT AGREEMENT (this “Agreement”), dated as of December 19, 2003, by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (the “Lender”), and CAPITOL 50 ASSOCIATES, a District of Columbia joint venture (the “Borrower”).

RECITALS

A. The Borrower and the Lender are parties to certain of the Loan Documents (as defined in the Definitional Appendix attached hereto and incorporated herein (the “Definitional Appendix”)) relating to a secured loan in the original principal amount of $38,300,000 (the “Loan”).

B. CarrAmerica Realty Corporation, a Maryland corporation (“CARC”), owns over 80% of the limited partnership interests in Carr Realty, L.P., a Delaware limited partnership (“CRLP”) and is the sole general partner of CRLP.

C. CRLP owns a 50% partnership interest in Square 50 Associates, a District of Columbia general partnership (“Square 50”), and the remaining 50% partnership interest in Square 50 is owned by Tasea Investment Company, a Delaware corporation.

D. CRLP owns a 50% partnership interest in the Borrower, and the remaining 50% partnership interest in Borrower is owned by Square 50.

E. In connection with the Loan, the Borrower, CRLP and Square 50 entered into an Environmental Indemnity Agreement, dated as of March 19, 1999, with the Lender (the “Original Indemnity Agreement”), and CRLP and Square 50 entered into a Guarantee of Recourse Obligations, dated as of March 19, 1999, with the Lender (the “Original Guarantee”).

F. CRLP is contemplating a restructuring transaction (the “CRLP Restructuring”), as more particularly described on Schedule I attached hereto and incorporated herein (the “CRLP Restructuring Schedule”), as a result of which, among other things, (a) CARC will cease to hold directly the general partner interest and limited partner interests in CRLP, and such interests will be held, directly and indirectly, by Carr Realty Holdings L.P., a newly formed subsidiary of CARC (“CRH”), and (b) CRLP will cease to hold its 50% partnership interests in Square 50 and the Borrower, respectively, and such interests will be held, directly and indirectly, by CRH.

G. The Borrower has requested that the Lender consent to the CRLP Restructuring, and the Lender is willing to do so on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein which are defined in the Definitional Appendix shall have the meanings assigned to them in the Definitional Appendix.

2. Lender Consent. (a) To the extent necessary under the Loan Documents, the Lender hereby consents to the CRLP Restructuring and to the execution, delivery and performance of the documents and instruments contemplated by, or necessary to implement, the CRLP Restructuring (collectively, the “Documents”). The implementation and consummation of the CRLP Restructuring and the execution, delivery and performance of the Documents shall not be deemed to be or to give rise to any Default or Event of Default, and the Lender hereby waives any breach or default under the Loan Documents that would otherwise be caused by the CRLP Restructuring or by the execution, delivery and performance of the Documents. To the extent that the Loan Documents provide that any or all of the transactions included in the CRLP Restructuring may be implemented if certain advance notice thereof is given, all such conditions or requirements of advance notice shall be deemed to have been complied with and all such notices shall be deemed to have been duly and timely given in accordance with the terms of the Loan Documents. The Loan Documents are hereby deemed modified to the extent, but only to the extent, that may be necessary to permit and reflect the consummation of the CRLP Restructuring and the execution, delivery and performance of the Documents; such modifications to become effective upon the consummation of the CRLP Restructuring.

(b) Without limiting the terms of Section 2(a), it is hereby agreed that, effective upon the CRLP Restructuring Effective Date, the Loan Documents shall be deemed to be modified as follows:

(i) any references to CARC as the general partner of CRLP shall be replaced by references to CARC as the general partner of CRH or by references to GPLLC as the general partner of CRLP, as the context requires;

(ii) any references to CARC as a limited partner of CRLP shall be replaced by references to CARC as a limited partner of CRH or by references to CRH as a limited partner of CRLP, as the context requires;

(iii) any references to CARC holding direct ownership interests in CRLP shall be replaced by references to CARC holding direct ownership interests in CRH or indirect ownership interests in CRLP through CRH, or by references to CRH holding direct and indirect interests in CRLP, as the context requires;

(iv) any references to CRLP as the owner, directly or indirectly, of interests in the Borrower or Square 50 or any Collateral shall be replaced by references to CRH;

(v) any references to the CRLP as an indemnitor under the Original Indemnity Agreement shall be replaced by references to CRH as an indemnitor under the Replacement Indemnity Agreement; and any references to the Original Indemnity Agreement shall be replaced by references to the Replacement Indemnity Agreement;

(vi) any references to CRLP as a guarantor under the Original Guarantee shall be replaced by references to CRH as a guarantor under the Replacement Guarantee; and any references to the Original Guarantee shall be replaced by references to the Replacement Guarantee; and

(vii) the Mortgage shall be deemed amended to replace the definition of “change in the proportionate ownership of Grantor” set forth in the Mortgage with the definition set forth in Schedule II hereof.

(c) The Lender has advised the Borrower that it wishes to record the amendment to the Mortgage deemed made pursuant to clause (vii) of Section 2(b) by recording the Lien Instrument Amendment (as defined in Section 4(iii)) following the CRLP Restructuring Effective Date. The Lender hereby acknowledges and agrees that the other modifications deemed made to the Loan Documents pursuant Sections 2(a) and 2(b) hereof shall have the same force and effect as the modifications set forth in the Lien Instrument Amendment notwithstanding that such other modifications are not included in an amendment of lien instrument or other recorded instrument.

3. Borrower Representations and Warranties. To induce the Lender to enter into this Agreement, the Borrower hereby covenants, represents and warrants to the Lender that (a) the Borrower has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder, and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary partnership action of the Borrower, and no consent or approval of any third party other than those which will have been obtained and will still be in effect as of the CRLP Restructuring Effective Date is required as a condition to the validity or enforceability hereof or thereof; (b) this Agreement has been duly executed and delivered by the Borrower; (c) this Agreement constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy and other laws affecting the rights of creditors generally and the application of general principles of equity; (d) the execution, delivery and performance by the Borrower of this Agreement will not violate (i) any provision of law or any order, rule or regulation of any court or governmental authority, or (ii) any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which the Borrower is a party or by which the Borrower, or any of the Borrower’s property, is bound; and (e) upon giving effect hereto, no Default or Event of Default has occurred and is continuing under the Loan Documents.

4. Delivery of Additional Documents by the Borrower.

Within thirty-five (35) days after the CRLP Restructuring Effective Date, the Borrower shall deliver to the Lender:

(i) an Environmental Indemnity Agreement, dated as of the CRLP Restructuring Effective Date, by the Borrower, Square 50 and CRH, as indemnitors, in favor of the Lender, in the same form and containing the same terms (except for its date and the substitution of CRH for CRLP as an indemnitor thereunder) as the Original Indemnity Agreement (the “Replacement Indemnity Agreement”), executed by the Borrower, Square 50 and CRH;

(ii) a Guarantee of Recourse Obligations, dated as of the CRLP Restructuring Effective Date, by CRH and Square 50, as guarantors, in favor of the Lender, in the same form and containing the same terms (except for its date and the substitution of CRH for CRLP as a guarantor thereunder) as the Original Guarantee (the “Replacement Guarantee”), executed by CRH and Square 50;

(iii) an Amendment of Lien Instrument dated as of the CRLP Restructuring Effective Date between Borrower and Lender amending the Mortgage by replacing the definition of “change in the proportionate ownership of Grantor” in the Mortgage with the definition set forth in Schedule II attached hereto (the “Lien Instrument Amendment”);

(iv) certified copies of the certificate of limited partnership and the limited partnership agreement of CRH;

(v) a certificate of good standing of CRH issued by the Secretary of State of the State of Delaware and dated not more than 15 days prior to the date of its delivery to the Lender;

(vi) certified copy of resolutions of the Borrower authorizing the execution, delivery and performance of this Agreement, the Lien Instrument

Amendment and the other agreements and documents contemplated hereby to be executed and delivered by the Borrower;

(vii) certified copy of resolutions of CRH authorizing the execution, delivery and performance of the Replacement Indemnity Agreement and the Replacement Guarantee; and

(ix) a certificate of good standing of CARC issued by the Secretary of State of the State of Maryland and dated not more than 15 days prior to the date of its delivery to the Lender.

5. Confirmations Regarding Loan Documents.

(a) Each Loan Document is hereby confirmed by the Borrower to be in full force and effect and is hereby ratified and continued in all respects, and remains subject to the Liens of the Lender pursuant to the Loan Documents. Except as deemed modified pursuant to Section 2 hereof and pursuant to the Lien Instrument Amendment (and except as contemplated herein with respect to the replacement of the Original Indemnity Agreement and the Original Guarantee by the Replacement Indemnity Agreement and the Replacement Guarantee, respectively), the Loan Documents shall remain unchanged after giving effect to the CRLP Restructuring and, as so modified or replaced, are hereby ratified and confirmed and shall continue in full force and effect.

(b) Without limiting the terms of Section 5(a), the Borrower hereby confirms for the benefit of the Lender that:

(i) the Borrower shall pay, perform and discharge each and every obligation of payment and performance by the Borrower under, pursuant to and as set forth in the Mortgage and the other Loan Documents to which the Borrower is party, at the time and in the manner set forth in such agreements;

(ii) there are no defenses, set-offs or counterclaims, or rights of defense, set-off or counterclaim, whether legal, equitable or otherwise, to the obligations evidenced by or set forth in the Mortgage and the other Loan Documents; and

(iii) this Agreement in no way releases, relinquishes or otherwise affects the Liens created by or arising under the Loan Documents in the Collateral to secure the Borrower’s obligations under the Loan Documents, or the priority of such Liens, and such Liens are hereby ratified and confirmed by the Borrower in all respects.

(c) By signing the Confirmation attached hereto, each of CRLP and Square 50 hereby confirms for the benefit of the Lender that each of the Original

Indemnity Agreement and the Original Guarantee is in full force and effect, is hereby ratified, confirmed and continued in all respects, and shall continue in full force and effect until replaced as contemplated herein by the Replacement Indemnity Agreement and the Replacement Guarantee, respectively.

6. Further Assurances. Each party hereto agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the other party may reasonably request to evidence and/or implement the terms of this Consent Agreement, and to vest in and assure to the requesting party its rights (and/or to confirm the agreements and obligations of the non-requesting party) hereunder or under any of the Modified Agreements.

7. Expenses. The Borrower agrees to pay all out-of-pocket expenses (including, without limitation, attorneys’ fees) reasonably incurred by the Lender in connection with the review, negotiation, execution and delivery of this Agreement and any other agreements and documents executed or to be executed in connection herewith.

8. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

9. Recitals Incorporated. The recitals hereto are hereby incorporated into and made a part hereof as though fully set forth herein.

10. Headings. The headings and subheadings contained in the titling of this Agreement and the schedules and exhibits hereto are intended to be used for convenience only and shall not be deemed to be part of, or affect the interpretation of, the provisions hereof or thereof.

11. Governing Law. The performance and construction of this Agreement shall be governed by the internal laws of the District of Columbia (exclusive of principles of conflicts of laws).

12. Replacement of Certain Loan Documents; Release. Upon the delivery of the Replacement Indemnity Agreement to the Lender executed by the Borrower, CRH and Square 50, and without any further action on the part of any party, the Original Indemnity Agreement shall be deemed to be cancelled and terminated and shall be of no further force and effect as of the effective date of the Replacement Indemnity Agreement, and the Borrower, CRLP and Square 50 shall be released and discharged from any further liability or obligation under the Original Indemnity Agreement as of such date. Upon the delivery of the Replacement Guarantee to the Lender executed by CRH and Square 50, and without any further action on the part of any party, the Original Guarantee shall be deemed to be cancelled and terminated and shall be of no further force and effect as of the effective date of the Replacement Guarantee, and CRLP and Square 50 shall be released and discharged from any further liability or obligation under the Original Guarantee as of such date. The Lender shall mark as “Cancelled” and deliver to the Borrower any and all originals in the possession or control of the Lender or its agents or representatives of: (i) the Original Indemnity Agreement, promptly upon delivery to the Lender of an original of the Replacement Indemnity Agreement executed by the Borrower, CRH and Square 50, and (ii) the Original Guarantee, promptly upon delivery to the Lender of an original of the Replacement Guarantee executed by CRH and Square 50.

13. Termination of Certain Provisions. The Borrower shall notify the Lender of the consummation of the CRLP Restructuring. If the CRLP Restructuring Effective Date has not occurred on or before April 30, 2004, the terms of Sections 2, 4, 5 and 6 of this Agreement shall lapse and be of no further force or effect.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement to be duly executed under seal by their duly authorized respective officers as of the day and year first above written.

LENDER: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

	By:	/s/ DAVID D. CLARK

	Name:	David D. Clark
	Title:	Managing Director

(Signatures continue on next page)

BORROWER: CAPITOL 50 ASSOCIATES, a District of Columbia joint venture

By:	CARR REALTY, L.P., a Delaware limited partnership, partner

	By:	CARRAMERICA REALTY CORPORATION, a Maryland corporation, its general partner

		By:	/s/ STEPHEN E. RIFFEE

		Name:	Stephen E. Riffee
		Title:	CFO & Treasurer

By:	SQUARE 50 ASSOCIATES, a District of Columbia general partnership, partner

	By:	CARR REALTY, L.P., a Delaware limited partnership, partner

		By:	CARRAMERICA REALTY CORPORATION, a Maryland corporation, its general partner

			By:	/s/ STEPHEN E. RIFFEE

			Name:	Stephen E. Riffee
			Title:	CFO & Treasurer

(Signatures continue on next page)

By:	TASEA INVESTMENT COMPANY, a Delaware corporation, partner (which, by executing below, hereby also consents to the CRLP Restructuring in its capacity as a partner of Square 50 Associates)

	By:	/s/ ROBERT W. LOWE

	Name:	Robert W. Lowe
	Title:	Vice President

CONFIRMATION

Each of the undersigned, as to itself, hereby confirms the matters set forth as confirmed by it in Section 5(c) of the above Consent Agreement dated as of December 19, 2003 (the “Consent Agreement”), as to each Loan Document referred to in said Section 5(c) and by executing this Confirmation shall be a party to the Consent Agreement solely for purposes of said Section 5(c) and for purposes of the releases of the undersigned set forth in Section 12 of the Consent Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Confirmation to be executed by its duly authorized officer as of the date of the Consent Agreement.

CARR REALTY, L.P., a Delaware limited partnership, partner

By:	CARRAMERICA REALTY CORPORATION, a Maryland corporation, its general partner

	By:	/s/ STEPHEN E. RIFFEE

	Name:	Stephen E. Riffee
	Title:	CFO & Treasurer

SQUARE 50 ASSOCIATES, a District of Columbia general partnership, partner

By:	CARR REALTY, L.P., a Delaware limited partnership, partner

	By:	CARRAMERICA REALTY CORPORATION, a Maryland corporation, its general partner

		By:	/s/ STEPHEN E. RIFFEE

		Name:	Stephen E. Riffee
		Title:	CFO & Treasurer

By:	TASEA INVESTMENT COMPANY, a Delaware corporation, partner

	By:	/s/ ROBERT W. LOWE

	Name:	Robert W. Lowe
	Title:	Vice President

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SCHEDULE I

CRLP RESTRUCTURING SCHEDULE

The “CRLP Restructuring,” as such term is used in the Consent Agreement to which this Schedule is attached (the “Consent Agreement”), include (i) the transactions and events referred to in the following paragraphs of this Schedule, in substantially the form described herein or with such exclusions or changes as will not in the aggregate have a material adverse effect on the Collateral or the Lender’s rights under any one or more of the Modified Agreements and (ii) such other related transactions and steps, occurring prior to or concurrently with or within a reasonable time after the transactions and events described below, as may be reasonably necessary to complete the transactions and events described below, provided that the related transactions and steps referred to in this clause (ii) shall not result in the creation of any Lien on the Collateral in violation of the Modified Agreements or the transfer of ownership of the Collateral to any person or entity (except as and to the extent contemplated by the transactions and events described below) nor otherwise in the aggregate have a material adverse effect on the Collateral or the Lender’s rights under any one or more of the Modified Agreements.

Capitalized terms used but not defined in this Schedule shall have the meanings assigned to them in the Consent Agreement or the Definitional Appendix attached thereto. Matters described in this Schedule are not necessarily listed in the chronological order in which they may be taken. Nothing in this Schedule shall constitute a binding obligation on the Borrower or any other party to enter into all or any of the transactions described in this Schedule.

CRLP Restructuring

The CRLP Restructuring includes the following steps:

Step 1 – CRLP will form CRH as a Delaware limited partnership that is owned 99% by CRLP as the sole limited partner of CRH and 1% by a newly formed wholly-owned Delaware limited liability company subsidiary of CRLP as the sole general partner of CRH (“HMLLC”).

Step 2 – CRH will form a Delaware limited partnership (“Merger LP”) that is owned 99% by CRH as the sole limited partner of Merger LP and 1% by a wholly-owned Delaware limited liability company subsidiary of CRH as the sole general partner of Merger LP (“GPLLC”).

Step 3 – Merger LP will merge with and into CRLP, with CRLP as the surviving entity (the “CRLP Merger”). In the CRLP Merger, (i) the existing CRLP unitholders (including CARC) will receive interests in CRH reflecting the same percentage ownership interests and substantially the same terms as their interests in CRLP in exchange for their CRLP interests, (ii) the interests in Merger LP held by CRH and GPLLC will become interests in CRLP, and (iii) the interests in CRH held by CRLP and HMLLC will be extinguished.

Step 4 – CRLP will assign to CRH its ownership interests in its subsidiaries and joint venture investments (including its ownership interests in the Borrower and Square 50) but not its interests in properties currently owned directly by CRLP.

Step 5 – GPLLC will elect to be classified as an association for income tax purposes.

GPLLC, a wholly owned subsidiary of CRH, will replace CARC as the 1% sole general partner of CRLP. CRH will replace CARC and the other current limited partners in CRLP as a 99% limited partner in CRLP. CARC will be the 1% sole general partner in CRH, and CARC and the other current limited partners in CRLP will become the limited partners in CRH, with CARC holding the same percentage interest of over 80% that it currently holds in CRLP.

The Borrower will continue to exist and will continue to own the real estate property it now owns. Except as contemplated herein and in the Consent Agreement with respect to the replacement of the Original Indemnity Agreement by the Replacement Indemnity Agreement, the Loan Documents to which the Borrower is a party will remain in effect. The Lender’s existing Liens under the Loan Documents will remain in effect. CRH will replace CRLP, and CRLP will be released, as an obligor under any Loan Documents.

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DEFINITIONAL APPENDIX

“Collateral” shall mean all property (including any after-acquired property) of the Borrower in which the Lender has a Lien under the Loan Documents, and all property (including after-acquired property) of the Borrower in which the Lender may in the future acquire a Lien under the Loan Documents.

“CRLP Merger” shall have the meaning given to such term in the CRLP Restructuring Schedule.

“CRLP Restructuring Effective Date” shall mean the effective date of the CRLP Merger.

“Default” shall mean any event which, with the giving of notice or passage of time (or both), would constitute an Event of Default.

“Event of Default” shall mean any event which would, if remaining uncured or unwaived upon the expiration of any applicable cure period, cause or permit the Lender to declare due and payable or otherwise accelerate the maturity of any indebtedness of the Borrower evidenced or secured by the Loan Documents.

“GPLLC” shall have the meaning given to such term in the CRLP Restructuring Schedule.

“Lien” shall mean any statutory or common law consensual or nonconsensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

“Loan Documents” shall mean, as the same may be in effect on the date hereof: the Mortgage and any and all loan agreements, credit agreements, contracts, promissory notes and other instruments, security agreements, assignments, pledge agreements, hypothecation agreements, environmental indemnities, other indemnification agreements, subordination agreements, guaranties and other documents and agreements executed and delivered by the Borrower and the Lender or for the benefit of the Lender and delivered to the Lender in connection with the Mortgage, as the foregoing have been amended and supplemented to the date hereof.

“Modified Agreements” shall mean the Loan Documents as deemed modified pursuant to this Agreement.

“Mortgage” shall mean the Amended and Restated Deed of Trust and Security Agreement, dated as of March 19, 1999, by the Borrower to William H. Norton as trustee for the benefit of the Lender.

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SCHEDULE II

DEFINITION OF “CHANGE IN PROPORTIONATE OWNERSHIP OF

GRANTOR” UPON CRLP RESTRUCTURING

For purposes of this instrument, a “change in the proportionate ownership of Grantor” means (i) any change in the ownership of the joint venture interests in Grantor resulting in Carr Realty Holdings, L.P., a Delaware limited partnership (“CRH”), owning, directly or indirectly, less than a 75% interest in Grantor, or (ii) any conveyance or transfer by CarrAmerica Realty Corporation, the general partner of CRH, of any of its partnership interest in CRH.